EXHIBIT 16.1



                                 Stan J.H. Lee, CPA
                          2183 Lemoine Avenue, Suite 200
                                Fort Lee, NJ 07024
                    T) 760-612-1269            F) 815-846-7550
                                Sierra5533@aol.com



February 1st, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir and/or Madam:


I have read the statements about our firm included under Item 4.01 in the Form 8-K dated February 1, 2005 of Norton Industries Corp. filed with the Securities and Exchange Commission and am in agreement with the statements contain therein.



Very truly yours,


/s/ Stan J. H. Lee
-----------------------
Stan J. H. Lee, CPA